SUB-ITEM 77H

As of June 30, 2017, the following entity did not own 25% or more of the voting securities of the MFS Investors Trust Series:


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|ENTITY                 |
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|Hartford Life & Annuity|
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As of  June  30,  2017,  the  following  entity  owned 25% or more of the voting securities of the MFS Value Series:


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|ENTITY                      |PERCENTAGE|
-----------------------------------------
|Nationwide Life Insurance Co|29.14%    |
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